UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2011

ALL GRADE MINING INC.
(Exact name of registrant as specified in its charter)

Colorado	0000823544
State of Incorporation	CIK N o .

370 W. Pleasantview Ave. Suite 163, Hackensack, NJ 07601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: Phone: (201) 788-3785

Hybred International Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

The company issued 50,000,000 shares of restricted common stock to Gary Kouletas from the conversion of 50,000 series A preferred shares that were issued to him in exchange for debt owed to him by the company. There are currently a total of  85,058,753 shares issued and outstanding

INDEX TO EXHIBITS

Exhibit	Description
None	None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALL GRADE MINING, INC.

By:	/s/ Gary Kouletas
Gary Kouletas, CEO

Date:  December 2 ,2011